UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2025

micromobility.com Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39136	84-3015108
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Broome Street, New York, NY 10013
(Address of Principal Executive Offices, and Zip Code)
(917) 675-7157
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

We entered into a Standby Equity Purchase Agreement with YA II PN, Ltd. (“Yorkville”), dated April 21, 2025 (the “SEPA”), pursuant to which we shall have the right to issue and sell to Yorkville, and Yorkville shall purchase from us, up to $25 million in aggregate gross purchase price (the “Commitment Amount”) of newly issued fully paid shares of our common stock. The SEPA shall terminate on the earliest of (i) April 21, 2028 and (ii) the date on which Yorkville shall have made payment of any advances requested pursuant to the SEPA for shares of our common stock equal to the Commitment Amount. Each sale that we request under the SEPA (an “Advance”) may be for a number of shares of common stock that we may determine, subject to certain limitations set forth in the SEPA. The shares of common stock purchased pursuant to an Advance delivered by us will be purchased at a price equal to 97% of the lowest daily VWAP of the shares of Common Stock during the three consecutive trading days commencing on the date of the delivery of the Advance Notice, other than the daily VWAP on a day in which the daily VWAP is less than a minimum acceptable price as stated by us in the Advance Notice or there is no VWAP on the subject trading day.. The purchase is subject to certain limitations, including that Yorkville cannot purchase any shares that would result in it owning more than 4.99% of our common stock.

In connection with the execution of the SEPA, we agreed to pay a commitment fee of $500,000 as consideration for its irrevocable commitment to purchase the shares of common stock upon the terms and subject to the satisfaction of the conditions set forth in the SEPA. Half of such commitment fee is to be paid in cash on the six-month anniversary of the SEPA, and the remainder of which is to be paid in cash on the twelve month anniversary of the SEPA.

In connection with the SEPA, Yorkville advanced to the Company the principal amount of $2,750,000 (the “Pre-Paid Advance”) in exchange for the issuance of a promissory note in the principal amount of $2,750,000 (the “Promissory Note”). Of such funds, $155,000 was used to settle a bridge loan in an equal amount from Yorkville to us in April 2025, $250,000 shall was used as payment of an implementation fee for the Promissory Note, $1,500,000 was deposited into escrow subject to an escrow agreement (the “Judgment Escrow Agreement”) for the settlement of an outstanding judgment, and $845,000 was deposited into escrow subject to an escrow agreement (the “Company Escrow Agreement”) for general administrative expenses. The funds held in escrow pursuant to the Judgment Escrow Agreement are to be released upon the earlies to occur of (i) written instruction of our company, Yorkville and the judgment holder, (ii) to Yorkville if a resolution has not been reached with the judgment holder to Yorkville’s satisfaction by April 30, 2025, (iii) to Yorkville if a proposed business combination had not occurred within 120 days from the issuance of the Promissory Note and (iv) to the judgment holder upon the occurrence of the proposed business combination. The funds held in escrow pursuant to the Company Escrow Agreement are to be released upon the earlies to occur of (i) written instruction of our company and Yorkville, (ii) as directed in Yorkville’s written instruction to release received after April 30, 2025 and (iii) to us upon the occurrence of the proposed business combination.

The Promissory Note may be converted by Yorkville into shares of common stock, such shares shall be valued at the lower of (i) $.006 per share (the “Fixed Price”) or (ii) 95% of the lowest daily VWAP during the 10 consecutive Trading Days immediately preceding the date of such conversion (the “Variable Price”), but which Variable Price shall not be lower than the Floor Price (as defined below) then in effect. On the fourth Trading Day following the listing of our common stock on a national exchange (the “Fixed Price Reset Date”), the Fixed Price shall be adjusted (downwards only) to equal the average VWAP for the three trading days immediately prior to the Fixed Price Reset Date. The “Floor Price” respect to the Variable Price, shall mean, (i) prior to an uplisting of our common stock to a national exchange, nil, and (ii) following such an uplisting, 20% of the initial listing price on such exchange.

At any time during the Commitment Period that there is a balance outstanding under the Promissory Note, Yorkville may deliver notice (an “Investor Notice”) to the Company to cause an Advance Notice to be deemed delivered to Yorkville and the issuance and sale of shares of common stock to Yorkville pursuant to an Advance (an “Investor Advance”) in an amount not to exceed the balance owed under the Promissory Note outstanding on the date of delivery of such Investor Notice. As a result of an Investor Advance, the amounts payable under the Promissory Note will be offset by such amount subject to each Investor Advance.

In connection with the SEPA and the Promissory Note, we entered into a registration rights agreement with Yorkville pursuant to which we agreed to file with the U.S. Securities and Exchange Commission a registration statement registering the shares of common stock that are to be offered and sold to Yorkville pursuant to the SEPA and underlying the Promissory Note.

The foregoing description of each of the SEPA, the Promissory Note, the Registration Rights Agreement, the Judgment Escrow Agreement and the Company Escrow Agreement is not complete and is qualified in its entirety by reference to the copy of those documents filed herewith as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K  is incorporated herein by reference.

On April 21, 2025, we issued and sold the Promissory Note to Yorkville in a private placement pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). We offered and sold the Promissory Note to Yorkville in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act without the involvement of any underwriter.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Document

4.1	Promissory Note, dated as of April 21, 2022
10.1	Standby Equity Agreement, dated as of April 21, 2025, between micromobility.com, Inc. and YA II PN, Ltd.*
10.2	Registration Rights Agreement, dated as of April 21, 2025, between micromobility.com, Inc. and YA II PN, Ltd.
10.3	Company Escrow Agreement, dated as of April 21, 2025, among micromobility.com, Inc., YA II PN, Ltd. and the Escrow Agent
10.4	Judgment Escrow Agreement, dated as of April 21, 2025, among micromobility.com, Inc., YA II PN, Ltd. and the Escrow Agent
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

*	Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2025

micromobility.com Inc.

By:	/s/ Gian Luca Spriano
Name: Title:	Gian Luca Spriano Chief Executive Officer